EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Kimball International, Inc. on Form S-8 of our report dated July 31, 2003, relating to the consolidated financial statements of Kimball International, Inc. as of and for the years ended June 30, 2003 and 2002, appearing in the Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2003.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Indianapolis, Indiana
January 7, 2004